SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2002 (January 4, 2002)

GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-10881	730383730

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer

		Identification No.)

One Gaylord Drive

Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
PURCHASE AGREEMENT
PRESS RELEASE

Item 2. Acquisition or Disposition of Assets

     On January 4, 2002, Gaylord Entertainment Company (the “Company”) completed the sale of its Word Entertainment operations through the contribution of substantially all of the assets and liabilities of Gaylord Creative Group, Inc. (“GCG”), a wholly-owned subsidiary of the Company, to Idea Entertainment LLC (“Idea”), a wholly-owned subsidiary of GCG, and the sale of all of the outstanding membership interests of Idea to WMGA LLC, an affiliate of Warner Music Group Inc. GCG and its subsidiaries, operating under the trade name “Word Entertainment”, engaged in the business of producing, distributing and marketing recorded music and related products, music publishing and creating audio-visual work. The proceeds from the sale totaled approximately $84 million in cash and the net proceeds were used to pay down amounts outstanding under the Company’s credit facility with Deutsche Banc, Citibank and CIBC.

     The foregoing description of the disposition of assets does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

2.1	Purchase Agreement among WMGA LLC and Gaylord Entertainment Company and Gaylord Creative Group, Inc., dated as of November 21, 2001. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to this agreement are omitted, but will be provided supplementally to the Commission upon request.)

99	Press Release dated January 7, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY

Date:	January 15, 2002	By:	/s/ Carter R. Todd
			Name:	Carter R. Todd
			Title:	Senior Vice President

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase Agreement among WMGA LLC and Gaylord Entertainment Company and Gaylord Creative Group, Inc., dated as of November 21, 2001. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to this agreement are omitted, but will be provided supplementally to the Commission upon request.)

99	Press Release dated January 7, 2002.

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